Exhibit 99.4

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of December 31, 2021

(In thousands)

	Gresham	Giga-tronics	Pro Forma
	December 31,	December 25,	Transaction		Pro Forma
	2021	2021	Adjustments	Notes	Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,599	$316	$598	A,G	$2,513
Accounts receivable	4,554	223	—		4,777
Accrued revenue	2,283	1,620	—		3,903
Inventories, net	4,206	4,645	(2,122)	B	6,729
Prepaid expenses and other current assets	890	40	—		930
TOTAL CURRENT ASSETS	13,532	6,844	(1,524)		18,852

Intangible assets, net	4,035		—		4,035
Goodwill	9,812		10,459	C	20,271
Property and equipment, net	2,052	370	—		2,422
Right-of-use assets	4,333	609	—		4,942
Other assets	141	308	(177)	D	272
TOTAL ASSETS	$33,905	$8,131	$8,758		$50,794

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	4,125	1,745	—		5,870
Accounts payable and accrued expenses, related party	53		425	E	478
Operating lease liability, current	659	476	—		1,135
Notes payable, net	961	670	—		1,631
Notes payable, related parties	—	—	4,250	A	4,250
Other current liabilities	1,895	247	—		2,142
TOTAL CURRENT LIABILITIES	7,693	3,138	4,675		15,506

LONG TERM LIABILITIES
Operating lease liability, non-current	3,712	328	—		4,040
Other non-current liabilities	—	4	—		4
TOTAL LIABILITIES	11,405	3,470	4,675		19,550

STOCKHOLDERS’ EQUITY
Net parent investment	31,042		(31,042)	F	—
Series B, C, D & E convertible preferred stock	—	2,835	(2,835)	G	—
Series F convertible preferred stock: 520 designated shares	—	—	4,990	H	4,990
Common stock; no par value;	—	34,603	823	B through J	35,426
Additional paid-in capital	630	—	(630)	I	—
Accumulated deficit	(9,989)	(32,777)	32,777	J	(9,989)
Accumulated other comprehensive loss	(240)	—	—		(240)
TOTAL STOCKHOLDERS’ EQUITY	21,443	4,661	4,083		30,187

Non-controlling interest	1,057	—	—		1,057

TOTAL STOCKHOLDERS' EQUITY	22,500	4,661	4,083		31,244

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,905	$8,131	$8,758		$50,794

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve months ended December 31, 2021
(in thousands, except per share data)

	For the Year Ended		Pro Forma
	December 31,	December 25,	Transaction		Pro Forma
	2021	2021	Adjustments	Notes	Combined
	Gresham	Giga-tronics

Revenue	$25,581	$10,319			$35,900
Cost of revenue	17,231	6,632	(2,122)	AA	21,741
Gross profit	8,350	3,687	2,122		14,159

Operating expenses
Engineering and product development	1,537	1,459			2,996
Selling, general, and administrative	9,803	4,485			14,288
Total operating expenses	11,340	5,944	—		17,284

Loss from continuing operations	(2,990)	(2,257)	2,122		(3,125)
Interest expense, related party	(408)	—	(425)	AB	(833)
Interest expense	(240)	(39)			(279)
Change in fair value of marketable equity securities	(866)	—			(866)
Realized gain on marketable equity securities	1,263	—			1,263
Gain on extinguisment of debt	447	—			447
Other income (expenses)	125	(65)			60
Total other income (expenses), net	321	(104)	(425)		(208)

Loss from continuing operations before income taxes	(2,669)	(2,361)	1,697		(3,333)
Income tax benefit (expense)	(193)	(10)			(203)
Net loss	(2,862)	(2,371)	1,697		(3,536)
Deemed dividend on Series E shares	—	(11)	11	AC	—
Cumulative dividend on Series E shares	—	(43)	43	AD	—
Net (gain) attributable to non-controlling interest	(243)	—			(243)
Net loss attributable to Gresham Worldwide	$(3,105)	$(2,425)	$1,751		$(3,779)

Basic and diluted net loss per common share	(1)	(0.89)			(0.67)

Weighted average common shares outstanding, basic and diluted	2,920	2,725		AE	5,645

Comprehensive loss
Loss available to common stockholders	$(3,105)	$(2,425)	$1,751		$(3,779)
Foreign currency translation adjustment	87	—	—		87
Total comprehensive loss	$(3,019)	$(2,425)	$1,751		$(3,692)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the acquiring company for accounting purposes (Gresham) is not the legal acquirer (the legal acquirer is GIGA), and therefore “reverse acquisition” accounting principles apply. Accordingly, for accounting purposes, the consolidated financial statements of the combined company will represent a continuation of the consolidated financial statements of Gresham.

The Fiscal year for the GIGA ended on March 26, 2022. The Gresham's year ends on December 31, 2022. To align the period for GIGA and Gresham, the unaudited pro forma condensed financial information has been presented on calendar year basis. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination and the other related events contemplated by the share exchange agreement as if consummated on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2021 give pro forma effect to the Business Combination and the other related events contemplated by the share exchange agreement as if consummated on January 1, 2021, the beginning of the earliest period presented, on the basis of Gresham as the accounting acquirer.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes filed with the SEC, which include:

•
the historical unaudited financial statements of Giga-tronics for the nine months ended December 25, 2021;
•
the historical audited financial statements of Giga-tronics for the fiscal year ended March 27, 2021;
•
the historical audited financial statements of Giga-tronics for the nine months ended December 26, 2020;
•
the historical unaudited condensed consolidated financial statements of Gresham as of and for the twelve months ended December 31, 2021; and
•
other information relating to GIGA and Gresham included in Form 8-K, including the share exchange agreement .

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A. Reflects GIGA receiving $4.25 million Cash from BitNile, as Notes payable, related party.

B. Reflects fair value of Inventory adjustment on acquisition.

C. Reflects recognition of $10.5 million in Goodwill according to Accounting Standards Codification (“ASC”) 805, Business Combinations.

D. Fair value adjustment of Other assets due to write off of Capitalized software on Business Combination.

E. Reflects accrued interest @ of 10% per annum on $4.25 million related party Notes payable per A above.

F. Reflects the conversion of Net parent investment at Gresham into common stock of GIGA.

G. Reflects the Cash payment of $ 3.65 million on redemption of GIGA’s preferred stock and recognition of $0.8 million of deemed dividend in common stock for redemption value in excess of carrying value of preferred stock.

H. Reflects the issuance of 514.8 new shares of Series F convertible preferred stock to BitNile convertible into 3,960,043 shares of common stock of GIGA at weighted average price of $1.26 per Common stock for a total of $5 million.

I. Reflects the elimination of Gresham’s historical Additional paid-in capital.

J. Reflects the elimination of GIGA’s historical accumulated deficit

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA. Reflects the fair value reduction in inventory per B above flowing through the cost of revenue

AB. Reflects the recognition of interest expense @10% per annum on the related party Notes payable.

AC. Reflects the elimination of of deemed dividend on preferred stock due to redemption in Business Combination.

AD. Reflects the elimination of preferred dividend due to redemption of preferred stock.

AE. Reflects the conversion of Net parent investment at Gresham into 2,920,085 common stock of GIGA.